EXHIBIT 23(a)

                          CONSENT OF INDEPENDENT ACCOUNTANTS

               We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registratoin Statement on Form S-3 of our report dated February 22, 1996, which appears on page 35 of Kansas City Southern Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

          /s/Price Waterhouse LLP
          Kansas City, Missouri
          April 16, 1996